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[Letterhead]



March 29, 1999


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8KA of Renaissance Golf Products, Inc. (Commission File Number 1-12532) dated March 29, 1999.

Yours truly,

/s/ Deloitte & Touche LLP